CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Wal-Mart Stores, Inc. of our report dated March 22, 2002 included in the 2002 Annual Report to Shareholders of Wal-Mart Stores, Inc.

We also consent to the incorporation by reference of our report dated March 22, 2002, with respect to the consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended January 31, 2002, in the following registration statements and related prospectuses:

Stock Option Plan of 1984 of Wal-Mart Stores, Inc., as amended	Form S-8	File No. 2-94358 and 1-6991

Stock Option Plan of 1994 of Wal-Mart Stores, Inc., as amended	Form S-8	File No. 33-55325

Debt Securities and Pass-Through Certificates of Wal-Mart Stores, Inc.	Form S-3	File No. 33-55725

Director Compensation Plan of Wal-Mart Stores, Inc.	Form S-8	File No. 333-24259

Debt Securities of Wal-Mart Stores, Inc.	Form S-3	File No. 33-53125

Dividend Reinvestment and Stock Purchase Plan of Wal-Mart Stores, Inc.	Form S-3	File No. 333-2089

401(k) Retirement Savings Plan of Wal-Mart Stores, Inc.	Form S-8	File No. 333-29847

401(k) Retirement Savings Plan of Wal-Mart Puerto Rico, Inc.	Form S-8	File No. 33-44659

Registration Statement Covering 14,710,000 Shares of Common Stock of Wal-Mart Stores, Inc.	Form S-3	File No. 333-56993

Associate Stock Purchase Plan of Wal-Mart Stores, Inc.	Form S-8	File No. 333-62965

Stock Incentive Plan of Wal-Mart Stores, Inc.	Form S-8	File No. 333-60329

The ASDA Colleague Share Ownership Plan 1	Form S-8	File No. 333-84027
The ASDA Group Long Term Incentive Plan 1
The ASDA Group PLC Sharesave Scheme 1
The ASDA 1984 Executive Share Option Scheme 1
The ASDA 1994 Executive Share Option Scheme 1

The ASDA Colleague Share Ownership Plan 1999	Form S-8	File No. 333-88501

Debt Securities of Wal-Mart Stores, Inc.	Form S-3	File No. 333-64740

Debt Securities of Wal-Mart Cayman Canadian Finance Co.	Form S-3	File No. 333-64740-01

Debt Securities of Wal-Mart Cayman Euro Finance Co.	Form S-3	File No. 333-64740-02

Debt Securities of Wal-Mart Cayman Sterling Finance Co.	Form S-3	File No. 333-64740-03

Ernst & Young LLP (signature)

Tulsa, Oklahoma
April 15, 2002